Exhibit 5.1

November 20, 2018

Alithya Group Inc.

700 De La Gauchetière Street West

Suite 2400

Montréal, Québec

Canada H3B 5M2

Dear Sirs/Mesdames:

Registration Statement on Form S-8

We have acted as Canadian counsel to Alithya Group Inc. (the “Corporation”), a corporation governed by the Business Corporations Act (Quebec), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Corporation on or about November 20, 2018 with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to the offering by the Corporation of up to 5,557,283 Class A subordinate voting shares of the Corporation (the “Shares”) pursuant to the Alithya Group inc. Long Term Incentive Plan (the “Plan”).

We have examined (a) the Registration Statement and (b) the Plan. We have also examined such public and corporate records, certificates and other documents and conducted such other examinations as we have considered necessary or relevant for the purposes of this opinion.

In giving this opinion, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.

In expressing this opinion, we have relied upon certified copies of the resolutions of the board of directors of the Corporation date November 1, 2018 and November 13, 2018.

On the basis of the foregoing, we are of the opinion that when the Shares shall have been issued as contemplated in the Plan, including the receipt by the Corporation of the consideration therefor, the Shares will be validly issued, fully paid and non-assessable.

We express no opinion herein as to any laws or any matters governed by any laws other than the laws of the Province of Quebec and the federal laws of Canada applicable therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP

Osler, Hoskin & Harcourt LLP